3: SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2002

DELTA MUTUAL, INC.

(Exact name of registrant as specified in its charter)

Delaware 000-30563 14-1818394

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) ID Number)

6723 Whittier Avenue, Suite 203, McLean, VA 22102

(Address of principal executive offices)

Registrant's telephone number, including area code (703) 918-0350

1730 Rhode Island Avenue N.W., Suite 312, Washington, DC 20036

(Former address, if changed since last report)

Item 1.

Delta Mutual, Inc.. (the "Company") announces that effective November 8, 2002, Gary Robinson, ("Robinson"), has acquired 45,000 shares of the Common Stock, representing approximately 81% of the common shares outstanding from Kelcon, Inc., the beneficial owner of same in a private transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA MUTUAL, INC.

(Registrant)

Date: November 15, 2002 By: ___________________

Kenneth Martin

Principal Financial and

Chief Accounting Officer

Delta Mutual Form 8-K